UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2006
  Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 3, 2006, Dana Corporation (Dana) and certain of its domestic subsidiaries, excluding Dana Credit Corporation (DCC), filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Southern District of New York (collectively, the Bankruptcy Cases).
     DCC has issued notes from time to time under a number of note agreements. Such issued and outstanding notes (collectively, the DCC Notes) currently include, but are not limited to: (i) 6.93% Senior Notes due April 8, 2006, in the aggregate principal amount of $35 million; (ii) 7.18% Senior Notes due April 8, 2006, in the aggregate principal amount of $37 million; (iii) 7.03% Senior Notes due April 8, 2006, in the aggregate principal amount of $13 million; (iv)  7.91% Senior Notes due August 16, 2006, in the aggregate principal amount of $30 million; (v) 6.88% Senior Notes due August 28, 2006, in the aggregate principal amount of $30 million; (vi) 8.375% Senior Notes due August 15, 2007, in the aggregate principal amount of $500 million; and (vii) 6.59% Senior Notes due December 1, 2007, in the aggregate principal amount of $37 million.
     Following Dana’s bankruptcy filing, the holders of a majority of the DCC Notes formed an Ad Hoc Committee of Noteholders (the Ad Hoc Committee). The Ad Hoc Committee has asserted that the DCC Notes became immediately due and payable without notice, presentment, demand, protest or other action of any kind as a result of the commencement of Dana’s bankruptcy.
     Effective April 10, 2006, DCC and the Ad Hoc Committee entered into a Forbearance Agreement under which members of the Ad Hoc Committee holding over 70% of the outstanding principal amount of DCC Notes have agreed to work with DCC toward a global consensual restructuring of the DCC Notes and to forbear from exercising rights and remedies with respect to any default or event of default that may now exist or may hereafter occur under such notes. A copy of the Forbearance Agreement is set out in the attached Exhibit 99.1.
     The Forbearance Agreement will terminate 30 days from its effective date, or sooner upon the occurrence of certain events specified in therein, including the commencement by DCC of a voluntary chapter 11 bankruptcy case or the filing by any party of an involuntary petition for relief against DCC.
     As a condition precedent to the effectiveness of the Forbearance Agreement, DCC has agreed not to make any payments of principal or interest to the holders of its 6.93% Senior Notes, 7.18% Senior Notes, and 7.03% Senior Notes. DCC has also agreed to continue to cooperate with and provide information to the advisors to the Ad Hoc Committee.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1	Forbearance Agreement dated as of April 10, 2006

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: April 10, 2006	By:	/s/ Michael L. DeBacker

Michael L. DeBacker Vice President, General Counsel and Secretary

Exhibit Index
99.1 Forbearance Agreement dated as of April 10, 2006